BYLAWS
                                       OF
                                U.S. Crude, Ltd.
                           (A California Corporation)

                                    ARTICLE I

                                     OFFICES

SECTION  1.1               PRINCIPAL  OFFICE

     The principal office of the corporation shall be fixed by the Board of Directors. It may be located at any place within or without the State of California. The location may be changed from time to time by approval of a majority of the authorized directors as the business may required.

SECTION  1.2               OTHER  OFFICES

     The corporation may have such other offices, either within or without the State of California, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II

                                 SHAREHOLDERS

SECTION  2.1               ANNUAL  MEETING

     The annual meeting of the shareholders shall be held on May 15 of each year, beginning with the year 1998, at 10 o'clock P.M., or such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a weekend day or a legal holiday, such meeting shall be held on the next succeeding business day at the same hour.

SECTION  2.2               SPECIAL  MEETINGS

     Special meetings of the shareholders may be called by the president, Board of Directors, or the chairman of the Board of Directors, and shall be called by the president at the request of one or more shareholders holding at least one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

SECTION  2.3               PLACE  OF  MEETINGS

     The Board of Directors may designate any place, either within or without the State of California, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

SECTION  2.4               NOTICES  OF  MEETINGS

     Whenever shareholders are required or permitted to take any action at a meeting a written notice of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted; or (2) in the case of the annual meeting, those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of Section 2.5 of this Article, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees, if any, intended at the time of the notice to be presented by the management for election.

     Such notice shall be given either personally or by first-class mail, or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located.

     Such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of such notice executed by the secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of such notice.

     When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

SECTION  2.5               WAIVER  OF  NOTICE

     The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Articles or Bylaws, except as provided in the following paragraph. Attendance of a person at a meeting shall constitute a waiver of notice, unless objection is made pursuant to California Corporations Code
Section  601  (e).

     Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, pursuant to Section 310, 902, 1201, 1900 or 2007 of the California Corporations Code, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

SECTION  2.6               ACTIONS  WITHOUT  MEETING

     Unless otherwise provided in this articles, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Unless the consents of all shareholders entitled to vote have been solicited in writing, notice to those shareholders entitled to vote who have not consented in writing must be given as follows:

a) Notice of any shareholder approval pursuant to Section 310 (relating to contract or transaction between corporation and its director or legal entity in which one or more of its directors has a material financial interest), 317 (relating to indemnification by corporation of its director, officer, employee, or agent arising out of court, administrative or investigative proceeding), 1201 (relating to reorganization) or 2007 (relating to plan of distribution on dissolution), of California Corporations Code without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and

b) Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent. Section 2.4 of this article applies to such notice.

     Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

     Notwithstanding any of the foregoing provisions of this section, subject to subdivision (b) of Section 305of the California Corporations Code, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

SECTION  2.7               QUORUM

     A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting or, except in the case of a close corporation, of more than a majority of the shares entitled to vote at the meeting. Except as provided in the following paragraph, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present shall be the act of the shareholders, unless the vote of greater number or voting by classes is required by the General Corporation Law or the Articles of Incorporation and except as provided in the following paragraphs of this Section.

     The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken is approved by at least a majority of the shares required to constitute a quorum.

     In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in the foregoing paragraph of this Section.

SECTION  2.8               VOTING  OF  SHARES

     Except as provided in Section 708 of the California Corporations Code and except as may be otherwise provided in this bylaws, each outstanding share shall be entitled to one vote on each matter submitted to a vote of shareholders.

     Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

     In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful actions, the board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

     If  no  record  date  is  fixed:

1. The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

2. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given.

3. The record date for determining shareholders for any other purpose shall be the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

     Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend distribution, or allotment of right, or to exercise the rights, as the case maybe, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles or by agreement or in the General Corporation Law.

SECTION  2.9               CUMULATIVE  VOTING

     Every shareholder complying with the following paragraph and entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

     No shareholder shall be entitled to cumulate votes unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

     In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

SECTION  2.10               PROXIES

     Every person entitled to vote shares may authorize another person to act by proxy with respect to such shares.

     No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

      A proxy is not revoked by the death or incapacity of the maker, unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

                                   ARTICLE III
                               BOARD OF DIRECTORS

SECTION  3.1               POWERS  OF  BOARD

     Subject to the provisions of Section 300 of the California Corporations Code and any limitations in the articles relating to action required to be approved by the shareholders (Section 153 of the California Corporations Code) or by the outstanding shares (Section 152 of the California Corporations Code), the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board.

SECTION  3.2               NUMBER,  TENURE  AND  QUALIFICATIONS

     The number of directors of the corporation shall be 3 until changed by amendment to this Article of these Bylaws.

     At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Directors need not be citizens of the United States, residents of the State of California or shareholders of the corporation.

SECTION  3.3               REMOVAL  OF  DIRECTORS

     Any or all of the directors may be removed without cause if such removal is approved by the outstanding shares as that term is defined in Section 152 of the California Corporations Code, subject to the provisions of Section 303 of the California Corporations Code.

     Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.

     Except as provided in section 302, 303 and 304 of the California Corporations Code, a director may not be removed prior to the expiration of such director's term of office.

     The superior court of the proper county may, at the suit of shareholders holding at least ten (10) percent of the number of outstanding shares of any class, remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation and may bar from reelection any director so removed for a period prescribed by the court. The corporation shall be made a party to such action.

SECTION  3.4               RESIGNATION  OF  DIRECTORS

     Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

SECTION  3.5               FILLING  OF  VACANCIES

     Unless otherwise provided in the Articles or Bylaws and except for a vacancy created by the removal of a director, vacancies on the board may be filled by approval of the board pursuant to Section 151 of the California Corporations Code, or if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office,
(2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the California Corporations Code, or (3) a sole remaining director. Unless the Articles or a Bylaw adopted by the shareholders provide that the board may fill vacancies occurring in the board by reason of the removal of directors, such vacancies may be filled only by approval of the shareholders as that term is defined in Section 153 of the California Corporations Code.

     The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote; provided, however, that no director shall be elected by written consent to fill a vacancy created by removal of any director except by the unanimous written consent of all shares entitled to vote for the election of directors.

SECTION  3.6               MEETINGS

     Meetings of the board may be called by the chairman of the board or the president or any vice president or the secretary or any two directors of the corporation.

     Regular meetings of the board may be held without notice if the time and place of such meetings are fixed by the Bylaws or the board. Special meetings of the board shall be held upon four (4) days' notice by mail or forty-eight (48) hours' notice delivered personally or by telephone or telegraph. The Articles or Bylaws may not dispense with notice of a special meeting, a notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the board.

     Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     Meetings of the board may be held at any place within or without the State of California which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designate in the Bylaws or by resolution of the board.

SECTION  3.7               QUORUM

     A majority of the authorized number of directors constitutes a quorum of the board for the transaction of business. A quorum may not be less than one-third the authorized number of directors or less than two, whichever is larger, unless the authorized number of directors is one, in which case one director constitutes a quorum.

     Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to the provisions of Section 310 and subdivision (e) of Section 317 of the California Corporations Code. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

     Any action required or permitted to be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action, such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

SECTION  3.8               COMPENSATION  OF  DIRECTORS

     Salary shall not be received by directors for their services but, by resolution of the Board of Directors, each director may be paid his expenses or a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

                                   ARTICLE IV

                                    OFFICERS

SECTION  4.1               NUMBER

     The officers of the corporation shall be a president, one or more vice-president, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

SECTION  4.2               ELECTION  AND  TERM  OF  OFFICE

     The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors.

     Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION  4.3               REMOVAL

     Any officer may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

SECTION  4.4.               VACANCIES

     A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION  4.5               PRESIDENT

     The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION  4.6               THE  VICE-PRESIDENTS

     In the absence of the president or in the event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign, with the secretary and an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

SECTION  4.7               THE  SECRETARY

     The secretary shall: (1) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (4) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (5) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (6) have general charge of the share transfer books of the corporation; and (7) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

SECTION  4.8               THE  TREASURER

     The treasurer shall: (1) have charge and custody of and be responsible for all funds and securities of the corporation; (2) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected; and (3) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

SECTION  4.9               SALARIES

     The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                          SHARES AND SHARE CERTIFICATES

SECTION  5.1               ISSUANCE  OF  SHARES

     Shares may be issued for such consideration as is determined from time to time by the Board of Directors consisting of any or all of the following: money paid; labor done; service actually rendered to the corporation or for its benefit; debts or securities canceled; and tangible or intangible property actually received either by the issuing corporation or by a wholly owned subsidiary; but neither promissory notes of the purchaser nor future services shall constitute payment or part payment for shares of the corporation.

SECTION  5.2               CERTIFICATES  FOR  SHARES

     Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

SECTION  5.3               TRANSFER  OF  SHARES

     Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

SECTION  5.4               LOST,  STOLEN  OR  DESTROYED  CERTIFICATE

     The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                   COMMITTEES

     The board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the board or in the Bylaws, shall have all the authority of the board, except with respect to:

a) The approval of any action for which this division also requires shareholders' approval or approval of the outstanding shares.

b)     The  filling  of  vacancies  on  the  board  or  in  any  committee.

c) The fixing of compensation of the directors for serving on the board or on any committee

d)     The  amendment  or  repeal  of  Bylaws  or  the  adoption  of new Bylaws.

e) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable.

f)     A  distribution  to  the  shareholders  of the corporation, as defined in
       Section 166 of the California Corporations Code, except at a rate, in a periodic amount or within a price range set forth in the Articles or determined by the board.

g)     The  appointment of other committees of the board or the members thereof.

                                   ARTICLE VII

                         RECORDS. REPORTS AND INSPECTION

SECTION  7.1               RECORDS

     The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, board and committees of the board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

SECTION  7.2               REPORTS

     The board shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year, unless in the case of that the corporation with less than one hundred (100) holder of record of its shares this requirement is expressly waived by Section 1501 of the California Corporations Code.

SECTION  7.3               INSPECTION  BY  SHAREHOLDERS

     A shareholder or shareholders holding at least 5 percent in the aggregate of the outstanding voting shares of a corporation or who hold at least 1 percent of such voting shares and have filed a Schedule 14B with the United State Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:
(1) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the corporation, or (2) obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such a list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

     The record of shareholders shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interests, as a shareholder or holder of a voting trust certificate.

     The accounting books and records and minutes of proceedings of the shareholders and the board and committees of the board shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. The right of inspection created by this Bylaws shall extend to the records of each subsidiary of the corporation subject to this Bylaws.

     Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

SECTION  7.4               INSPECTION  BY  DIRECTORS

     Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation of which such person is a director and also of its subsidiary corporation, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

SECTION  7.5               AVAILABILITY  OF  RECORD  IN  WRITTEN  FORM

     If any record subject to inspection pursuant to this chapter is not maintained in written form, a request for inspection is not complied with unless and until the corporation at its expense makes such record available in written form.

                                  ARTICLE VIII

                                    DIVIDENDS

     The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                   ARTICLE IX

                                 CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the year or date of its incorporation and the state of incorporation.

                                    ARTICLE X

                                   AMENDMENTS

     Bylaws may be adopted, amended, or repealed either by approval of the outstanding shares or by the approval of the board, except as provided in
Section 212 of the California Corporations Code. Subject to subdivision (a) (5) of Section 204 of the California Corporations Code, the Articles of Incorporation or Bylaws may restrict or eliminate the power of the board to adopt, amend or repeal any or all Bylaws.

                   CERTIFICATION OF THE ADOPTIONOF THE BYLAWS

     The undersigned, secretary of the corporation, hereby certifies that the foregoing is a true and correct copy of the Bylaws of the corporation adopted as of 15th day of May 1996 by:

 X      the  Board  of  Directors  of  the  corporation

___     the  incorporators  of  the  corporation

___ the shareholders entitled to exercise a majority of the voting power of the corporation

DATED:     May  15,  1996

/s/Catherine  Meeks
Secretary